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                                                                    EXHIBIT 23.3

                   CONSENT OF LEVINE, ZEIDMAN & DAITCH, P.C.

    We consent to the use in this Amendment No. 1 to Registration Statement No. 33-58203 of 3Com Corporation of our report dated February 24, 1992 relating to the financial statements of Star-Tek, Inc. for the year ended December 31, 1991 appearing in the Prospectus/Consent Solicitation Statement which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus/Consent Solicitation Statement.

/s/ LEVINE, ZEIDMAN & DAITCH, P.C.

LEVINE, ZEIDMAN & DAITCH, P.C.

Wellesley Hills, Massachusetts
April 27, 1995